Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Management and Organization” and “Financial Highlights” in the Prospectus and “Financial Statements” and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, included in Post-Effective Amendment No. 147 to the Registration Statement (Form N-1A, No. 333-92106) of SPDR Index Shares Funds.

We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated November 25, 2020, with respect to the financial statements and financial highlights of SPDR EURO STOXX 50 ETF, SPDR S&P Emerging Markets Dividend ETF, SPDR MSCI ACWI ex-US ETF, SPDR S&P International Dividend ETF, SPDR S&P Emerging Markets Small Cap ETF, SPDR Portfolio Europe ETF, SPDR Portfolio Emerging Markets ETF, SPDR Portfolio Developed World ex-US ETF, SPDR Portfolio MSCI Global Stock Market ETF, SPDR EURO STOXX Small Cap ETF, SPDR S&P Emerging Asia Pacific ETF, SPDR S&P Global Infrastructure ETF, SPDR MSCI ACWI Low Carbon Target ETF, SPDR MSCI EAFE StrategicFactors ETF, SPDR MSCI Emerging Markets StrategicFactors ETF, SPDR MSCI World StrategicFactors ETF, SPDR Solactive Canada ETF, SPDR Solactive Germany ETF, SPDR Solactive Japan ETF, SPDR Solactive United Kingdom ETF, SPDR S&P Global Dividend ETF, SPDR S&P China ETF, SPDR S&P International Small Cap ETF, SPDR Dow Jones International Real Estate ETF, SPDR S&P Global Natural Resources ETF, SPDR Dow Jones Global Real Estate ETF , SPDR MSCI EAFE Fossil Fuel Reserves Free ETF, SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF, SPDR Solactive Hong Kong ETF, and SPDR S&P North American Natural Resources ETF included in the September 30, 2020 Annual Report of SPDR Index Shares Funds.

/s/ Ernst & Young

Boston, Massachusetts

January 28, 2021